SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10151 Deerwood Park Blvd., Suite 200, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

         On August 16, 2013, Atlantic Coast Financial Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accounting firm, the non-binding advisory proposal to approve executive compensation, and the frequency of future non-binding advisory proposals.  Messrs. Bhasin, Champagne and Dolan were elected for three-year terms, subject to the review and non-objection of the Federal Reserve Bank of Atlanta. The three current directors who did not seek reelection , Thomas F. Beeckler, Charles E. Martin, Jr. and Forrest W. Sweat, Jr., will continue to serve until their successors receive non-objection from the Federal Reserve Bank of Atlanta. A breakdown of the votes cast is set forth below.

				Broker
1.	The election of directors	For	Withheld	non-votes

	Dave Bhasin	1,535,788	128,497	498,037

	Kevin G. Champagne	1,553,522	110,763	498,037

	John J. Dolan	1,553,522	110,763	498,037

2.	The ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

				Broker
	For	Against	Abstain	Non-votes

	2,124,910	29,282	8,130	-0-

3.	The non-binding advisory proposal to approve executive compensation.

				Broker
	For	Against	Abstain	Non-votes

	1,466,921	178,939	18,425	498,037

4.	The frequency of future non-binding advisory proposals to approve executive compensation.

	One	Two	Three		Broker
	Year	Years	Years	Abstain	Non-votes

	440,902	18,766	1,117,989	86,628	498,037

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	August 20, 2013	By: /s/ Thomas Wagers, Sr.
Thomas Wagers, Sr.
Interim President and Chief Executive Officer
(Duly Authorized Representative)